Exhibit 10.8

Translation

Loan Agreement

between

The9 Computer Technology Consulting (Shanghai) Co., Ltd.

and

[                    ]

                    , 2004

Translation

Loan Agreement

This Loan Agreement (hereinafter this “Agreement”) is entered into in Shanghai of the People’s Republic of China (hereinafter “PRC”) as of                      2004 by and between the following Parties:

1.	The9 Computer Technology Consulting (Shanghai) Co., Ltd. (hereinafter “The9 Computer”).

Registered address: B-44 No. 498 Guoshoujing Road, Zhangjiang Hi-tech Park, Shanghai, PRC

2.	[ ], a PRC citizen,

Identity card number:

Domicile: [            ], Shanghai, PRC;

(He Xudong hereinafter is referred to as the “Borrower”).

Whereas:

(1)	The Borrower intends to request a loan from The9 Computer and The9 Computer also agrees to offer a loan of RMB 60,000 in aggregate to the Borrower in accordance with the terms and conditions of this Agreement (hereinafter the “Loan”);

(2)	The Borrower has collected the entire Loan under this Agreement from The9 Computer before the execution of this Agreement.

The Parties, through amicable consultation and for the purpose of confirming matters with regard to the Loan between them, hereby have reached the following agreement:

Article 1 Sum and Interest Rate of Loan

1.1	The sum of the Loan under this Agreement amounts to RMB60,000.

1.2	The interest rate of the Loan under this Agreement is zero, i.e., no interest shall be collected.

Article 2 Use of Loan

2.1	The9 Computer does not designate the use of the Loan under this Agreement. The Borrower, however, shall ensure that the Loan obtained in accordance with Article 1.1 of this Agreement serves legal use.

Translation

Article 3 Term of Loan

3.1	The term of the Loan under this Agreement shall expire upon the date when The9 Computer requests the Borrower to repay the Loan in accordance with Article 3.2 of this Agreement.

3.2	The9 Computer may, at any time after the execution of this Agreement and on its absolute discretion, deliver to the Borrower a notification of repayment under Article 4.1 of this Agreement, requesting the Borrower to repay all or part of the Loan under this Agreement.

3.3	The Borrower shall deposit the entire amount of repayment requested by The9 Computer into the bank account designated by The9 Computer within [five (5)] working days upon the receipt of a notification of repayment under Article 4.1 of this Agreement.

3.4	In accordance with the provisions of the Equity Transfer Option Agreement enter by and between The9 Computer and the Borrower on , 2004 (hereinafter “Option Agreement”), The9 Computer, upon its exercise of relevant equity transfer option (hereinafter “Transfer Option”), shall be entitled to, on its absolute discretion, offset its creditor’s right to the Borrower under this Agreement against all or part of the Transfer Price it shall pay to the Borrower as a result of its exercise of the Transfer Option under the Option Agreement.

Article 4 Notification of Repayment

4.1	The notification of repayment sent by The9 Computer to the Borrower shall at least contain the following items: name of Borrower, sum of Loan, sum of repayment, time of repayment and bank account for repayment.

Article 5 Representations and Warranties

5.1	The Borrower hereby represents and warrants as follows:

5.1.1	it is a PRC citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2	its has full power to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has full power to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. This Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

Translation

5.1.3	it has fully disclosed its financial conditions to The9 Computer before the execution of this Agreement. Till the execution of this Agreement, there exist no circumstances that may render it in insolvency, nor are there any material liabilities that affects its ability to pay debt. In accordance with this Agreement, The9 Computer may demand its performance of its obligations under this Agreement.

5.2	The9 Computer hereby represents and warrants as follows:

5.2.1	it is a limited liability company properly registered and legally existing under the PRC Law, with an independent corporate legal person status. it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2	it has the full power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein.

Article 6 Term of Agreement

6.1	This Agreement shall take effect as of the date of formal execution by the Parties. This Agreement sets forth matters with regard to the Load between the Parties and shall terminate when the Borrower repay in full the Loan under this Agreement.

6.2	If, with the consent of The9 Computer in advance, the Borrower transfers its liabilities under this Agreement, then the successor of such liabilities shall continue to perform the transferor’s obligations under this Agreement.

Article 7 Notification

7.1	Any notification, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2	The abovementioned notification or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; if delivered in person, it shall be deemed to have been delivered when it is delivered; if posted by mail, it shall be deemed to have been delivered five (5) days after posting the same.

Translation

Article 8 Liability for Breach of Contract

8.1	The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a “Default”), and the other Party not committing a Default (hereinafter a “Conforming Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such a reasonable period or within ten (10) days after the other Party notifies the Defaulting Party in writing and requires it to rectify the Default, then the Conforming Party shall have the right to terminate this Agreement and/or to demand the Defaulting Party to indemnify it for damage.

8.2	The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

8.3	Notwithstanding any other provisions herein, the validity of this Article shall not be subject to the suspension or termination of this Agreement.

Article 9 Miscellaneous

9.1	This Agreement shall be prepared in the Chinese language in [two (2)] original copies, with each Party to this Agreement holding one (1) copy hereof.

9.2	The conclusion, coming into effect, performance, amendment, interpretation and termination of this Agreement shall be all subject to the PRC Laws.

9.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days upon their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

9.4	Any rights, powers and remedies empowered to the Parties by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

Translation

9.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such Rights, and the waiver of any single or partial Party’s Rights shall not preclude such Party from exercising such Rights in any other way and exercising the remaining part of the Party’s Rights.

9.6	The titles of the Articles contained herein shall be for index only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

9.7	Each provision contained herein shall be severable from and independent of each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

9.8	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.9	No Party shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of the other Party.

9.10	This Agreement shall be binding on the legal successors of the Parties.

[The following is intended to be blank]

Translation

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed as of the date and in the place first here above mentioned.

The9 Computer Technology Consulting (Shanghai) Co., Ltd.

(Company chop)

Signature by:
Name:
Position: Authorized Representative

Borrower

Signature: